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                                                                    Exhibit 21.1


                                  SUBSIDIARIES


CORPORATION                                                         JURISDICTION
-----------                                                         ------------
M&M Properties, Inc.                                                Alabama
Falconite Equipment, Inc.                                           Illinois
Falconite Aviation, Inc.                                            Delaware
McCurry & Falconite Equipment Co., Inc.                             Alabama
Carl's Midsouth Rent-All Center Incorporated                        Tennessee